                                                                    EXHIBIT 10.1

                                POOLING AGREEMENT

between

1.       Mr. Dietmar Hopp,
         See Exhibit A for address.


2.       Mr. Oliver Hopp,
         See Exhibit A for address.

3. The Dietmar Hopp Stiftung, a limited liability company, represented by its Managing Director, Dietmar Hopp, who is empowered to act alone, and who is freed from the limitations contained in Section 181 of the German Civil Code,

         See Exhibit A for Address.
--------------------------------------------------------------------------------

4.       Professor Dr. h.c. Hasso Plattner,
         See Exhibit A for address.

--------------------------------------------------------------------------------

5.       Dr. h.c. Klaus Tschira,
         See Exhibit A for address.

6. The Klaus Tschira Stiftung, a non-profit limited liability company, represented by its Managing Director Dr. h.c. Klaus Tschira, who is empowered to act alone, and who is freed from the limitations contained in Section 181 of the German Civil Code.

         See Exhibit A for address.

PREAMBLE

1. The parties to the agreement are the principal stockholders of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der
         Datenverarbeitung (hereinafter "SAP") which is entered into the Commercial Register of the District Court of Heidelberg under HRB No. 269-WIE.

2. On January 12, 1989, the parties listed above as numbers 1, 2, 4 and 5 as well as Mr. Hans-Werner Hector of Weinheim and Mr. Daniel Hopp of Walldorf had entered into a Pooling Agreement in which the related voting rights were agreed. This agreement was amended on December 17, 1992 and June 13, 1995, and later replaced by a Pooling Agreement dated January 9, 1996 in which in addition to the parties listed above as numbers 3 and 6, Udo and Harald Tschira of Heidelberg, the Eugenia Trust of Jersey, Channel Islands, and the H.W. and J. Hector Foundation of Weinheim were parties (the "1996 Pooling Agreement"). The 1996 Pooling Agreement was terminated with respect to the Eugenia Trust and the H.W. and J. Hector Foundation. The parties to this Pooling Agreement as well as Mr. Daniel Hopp, Mr. Udo Tschira and Mr. Harald Tschira terminated the 1996 Pooling Agreement effective November 29, 1996.

         In view of this background, the parties intend to enter into a new pooling arrangement. Through the following arrangements, they would like to form a pool whose purpose is to ensure the exercise of the parties' influence during the term of this Agreement, through a uniform expression of will and a uniform exercise of voting rights in the annual shareholders' meeting of SAP, and to ensure the uniform exercise of the rights and obligations of the parties to SAP.

         To this effect, the parties agree as follows:

                                   SECTION 1

                                 POOLED SHARES
                                 -------------

1. The Pooling Shareholders hereby pool the following number of ordinary shares of SAP as well as any voting rights resulting therefrom, without forming assets of a company:


                                         NUMBER OF         TOTAL AMOUNT OF   PORTION OF THE
                                         SHARES WITH A     SHARES            VOTING SHARES OF
                                         NOMINAL VALUE                       THE CAPITAL OF
                                         OF DM 5                             SAP
---------------------------------------------------------------------------------------------
Mr. Dietmar Hopp                         1,920,500         9,602,500
---------------------------------------------------------------------------------------------
Mr. Oliver Hopp                            602,000         3,010,000
---------------------------------------------------------------------------------------------
Dietmar Hopp Stiftung GmbH               9,339,100        46,695,500
                                         ---------        ----------
---------------------------------------------------------------------------------------------
Subtotal for the Hopp Family            11,861,600        59,308,000            19.448%
and Hopp Stiftung
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Professor Dr. h.c. Hasso                 9,682,500        48,412,500            15.875%
Plattner
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Dr. h.c. Klaus Tschira                   1,904,400         9,522,000
---------------------------------------------------------------------------------------------
Klaus Tschira Stiftung                   7,051,600        35,258,000
gGmbH
---------------------------------------------------------------------------------------------
Subtotal for Mr. Tschira and             8,956,000        44,780,000            14.684%
the Tschira Stiftung
---------------------------------------------------------------------------------------------
Total                                   30,500,100       152,500,500            50.007%
                                        ==========       ===========            =======
---------------------------------------------------------------------------------------------

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
         For purposes of simplifying this chart, a nominal value of DM 5 has been used although shares with a nominal value of DM 50 are also included. In this case, each share with a nominal value of DM 50 is counted as ten shares with a nominal value of DM 5.

2. Also pooled are all rights which are related to the shares referred to in paragraph 1, such as options, the exercises of the options from such ordinary shares and from any capital increase.

3. The shares referred to in paragraphs 1 and 2 are hereafter referred to as the "Pooled Shares".

4. In view of the existence of shares which are not pooled under this Agreement, no restrictions whatsoever shall apply. Section 4 shall remain unaffected.

                                    SECTION 2

                                POOLING OF VOTES
                                ----------------

In order to ensure uniform voting by the parties when the shareholders' meeting of SAP adopts resolutions, the parties agree on the following voting restrictions with respect to the Pooled Shares:

1. Immediately following the invitation to a shareholders' meeting of SAP, the parties shall convene for a meeting (the "Meeting") in which the parties shall decide how they will exercise their right to bring motions and to vote Pooled Shares in a uniform manner with respect to the individual items on the agenda of the shareholders' meeting.

         The Meeting shall be called in writing, with an agenda attached, by party number 1, or if such party is unable to do so or if the Meeting is not called in a timely manner, then by party number 4 or party number 5. In the letter calling the Meeting, the items of the agenda must be explained in such detail so that in the event a party elects to appoint a representative, such party is in a position to instruct such representative how to vote.

         The Meeting shall be chaired by party number 1, failing that, by party number 4, unless the Meeting, by a simply majority of the votes cast, appoints another chairperson.

2. At the Meeting, only the Pooled Shares are entitled to vote. A quorum is present at the Meeting if parties are present or represented that together hold at least 75% of the Pooled Shares. Each party may chose to be represented at the Meeting by another party on the basis of a written proxy. If no quorum is present at the Meeting, a new Meeting shall be called by giving one week notice, but such Meeting shall in any event take place no later than the day prior to the shareholders' meeting of SAP, and such Meeting shall convene at the place of the general shareholders' meeting or in Walldorf. At such Meeting, no


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
         quorum shall be necessary with respect to those items that were listed on the agenda for the previous Meeting at which no quorum was present, irrespective of what percentage of the Pooled Shares are present; this shall be specifically pointed out in the invitation thereto.

3. The chairman shall have minutes of each meeting prepared and shall send a copy of such minutes to all other parties.

4. The parties also may adopt decisions without calling a Meeting, in writing, by telex or telefax, if all parties agree to this method of adopting resolutions or participate therein.
         Paragraph 3 shall apply mutatis mutandis.

5. Decisions of the parties concerning the uniform exercise of voting rights with respect to the Pooled Shares require such majority as are necessary according to law or SAP's by- laws for the relevant resolutions of the shareholders set forth on the agenda of the relevant shareholders' meeting. In the event that according to SAP's by-laws or to law a majority higher than a simple majority is required and such higher majority is not reached on the first vote, a second vote shall be taken. On such second vote, the decision shall be made by simple majority. The above is subject to the understanding that the parties, irrespective of the nominal value of their respective Pooled Shares held by them, each DM 5, have one vote. If and to the extent a party is excluded from voting in the shareholders' meeting, such party shall be excluded from voting in a Meeting as well.

6. The parties undertake to either vote their shares at the shareholders' meeting themselves or cause the shares to be voted by proxy. They also undertake to vote their respective Pooled Shares at the shareholders' meeting of SAP in each case in accordance with the corresponding decision made at the Meeting, irrespective of how a party has voted at such Meeting. If the necessary majority to vote for a "yes" at the meeting is not reached, each party is obligated to vote "no" in the shareholders' meeting of SAP. If the parties have not voted with respect to an item on the agenda of the shareholders' meeting of SAP, each party is free to vote its shares at the shareholders' meeting of SAP at its discretion.

7. With respect to resolutions of the general shareholders' meeting of SAP concerning the general approval of the activity of the Supervisory Board and the Executive Board in the previous business year (Entlastung) as well as the other cases referred to in Section 136, Paragraph 1, Sentence 1 of the German Stock Corporation Act, the parties are free to vote at their discretion, notwithstanding a possible exclusion from voting pursuant to the provisions of German Stock Corporation Act.

8. Before a general shareholders' meeting is convened at which a vote on the appointment of members of the Supervisory Board will take place, the parties shall call a Meeting with respect to this issue and make a decision in accordance with the preceding rules.


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
                                    SECTION 3

    SALE OF POOLED SHARES, RIGHT OF FIRST REFUSAL, OFFERING OBLIGATION, ETC.
    ________________________________________________________________________

1. Parties number 1, 2 and 3 (hereinafter the "Subpool Hopp") and parties number 5 and 6 (hereinafter the "Subpool Tschira") are permitted to transfer their Pooled Shares to members of their own subpool or members of the other subpool without the prior approval of the parties. Other parties to the Agreement must be given notice of any such transfer within 14 days of such transfer.

2. All other sales, transfers or other disposal or encumbrances of the Pooled Shares by the parties to any third party are only permitted when the relevant party has no other shares of SAP (ordinary shares of non-voting preference shares) which are not bound by this Pooling Agreement to sell. The same applies to a loan of shares if the borrower may exercise the voting rights of the loaned Pooled Shares.

3. In the event a party to the Agreement desires to sell its Pooled Shares to a third party, the remaining parties to the Agreement have a right of first refusal in proportion to their Pooled Shares. This right of first refusal also applies to a trade; in this case, the value of the trade replaces the purchase price. This right of first refusal may only be exercised by each party to the Agreement in relation to the total of its Pooled Shares to the traded or sold shares.

         The selling party must notify the other parties to the Agreement without delay of such potential sale in writing by registered mail with return receipt, and such writing must contain the name of the potential purchaser as well as the contents of any agreements entered into with such third party. The right of first refusal must be exercised within 4 weeks of the receipt of the certified letter; thereafter, it expires.

         To the extent a party to the Agreement does not exercise its right of first refusal, such right transfers to the remaining parties to the Agreement. For any transferred right of first refusal, the notice period is extended an additional 4 weeks from the receipt of the notice by the selling party that one of the parties to the Agreement will not exercise its right of first refusal or has remained silent during the notice period. The other parties to the Agreement may only exercise their entire respective portion of the transferred right of first refusal. If a right of refusal is not exercised within the last mentioned notice period, no further transfer of the right of first refusal will occur. For this specific sale, the parties to the Agreement have no further rights of first refusal.

4. The parties agree that they will only sell their Pooled Shares with a view to maintain the price level at which the shares of SAP are traded on the stock exchange unless this would be a hardship on the selling party.

5. Through the sale, transfer or other disposal of the Pooled Shares to a third party pursuant to the stipulations of Section 3, paragraphs 2 and 3, the effected Pooled Shares will be removed from the obligations of this Pooling Agreement. To the extent the parties to the Agreement exercise their right of first refusal, the purchased Pooled Shares remain part of the pool under this Agreement.

6. Disposition of the Pooled Shares which are not purchased by those with a right of first refusal pursuant to Section 3, paragraph 3, may only be concluded after the expiration of the notice period in Section 3, paragraph 3.

7. The preceding provisions apply mutatis mutandis to the sale or trade related to the Pooled Shares of subscription rights for new shares, securities granting a conditional or unconditional right to subscribe for new shares, subscription rights resulting from the purchase of such securities, as well as securities issued pursuant to a capital increase by the company using its own means. In the event of the sale of subscription rights, the selling party must notify the remaining parties to the Agreement about such sale or trade in writing by registered mail with return receipt two weeks after the adoption of the relevant shareholders' resolution to increase the capital. The notice period for the exercise of rights of first refusal or the acceptance of the officer is two weeks from the receipt of the registered notice.

                                    SECTION 4

       INFORMATION OBLIGATIONS WITH RESPECT TO NON-POOLED ORDINARY SHARES
       __________________________________________________________________

In the event the non-pooled ordinary shares of one of the parties of to this agreement are transferred or encumbered within the meaning of Section 3, paragraph 2, hereof, such party will inform the other parties within 14 days to the extent this effects shares with a value of at least 2% of the ordinary shares forming SAP's share capital or if due to multiple transfers or encumbrances it reaches such percentage within a period of 6 months.

                                    SECTION 5

                       REVOCATION OF ALL PRIOR AGREEMENTS
                       __________________________________

1. If and to the extent the ordinary or preferred shares of SAP may have been the subject to further oral or written agreements, contracts, business relationships or other commitments in any form, between all or one of the parties, in addition to the terminated 1996 Pooling Agreement, such arrangements are hereby terminated.

2. The parties hereby agree that no party to this Agreement has any rights of any kind, known or unknown, with respect to any other party resulting from or together with the


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
         termination of earlier agreements pursuant to Section 5, paragraph 1, hereof, which exists or could be exercised.

3. The individual parties are permitted to enter into agreements containing additional restrictions to those contemplated under this Agreement with respect to the Pooled Shares with other parties to this Agreement and/or third parties to the extent permitted hereunder. Restrictions or obligations which bind other parties to the Agreement who have not explicitly agreed to such agreements or obligations in writing cannot be created thereunder.

4. The individual parties are further permitted to agree with other parties to this Agreement and/or third parties, that any prior oral agreements concerning the Pooled Shares shall be remain in effect.

                                    SECTION 6

                                LEGAL SUCCESSORS
                                ________________

Upon the death of a natural person who is a member of the pool, this Pooling Agreement will apply to the heirs of the deceased or to such person, who receives the Pooled Shares through a distribution of the estate of the deceased or as a gift from the deceased. In the event of a gift from the deceased, the heirs, to the extent that is permitted, must condition the transfer the Pooled Shares to such individual dependant upon such individual entering into this Agreement. The parties agree that any testamentary gift should be structured in a way that the heirs are able to make the transfer of the Pooled Shares dependent upon the recipient of the gift becoming a member of the pool. In this event, the other pool members have the right to terminate the recipient joining the pool; this right must be exercised within four weeks.

                                    SECTION 7

                          TERM OF THE POOLING AGREEMENT
                          _____________________________

1. This Pooling Agreement may be terminated by giving 12 months prior notice to the end of a calendar year. The first available date on which it may be terminated is December 31, 1999.

2. The termination must be in writing and must be sent to the other parties by registered mail with return receipt. Each party to the Agreement has the right to join such termination within 9 months prior to the expiration of the termination period; sentence 1 applies mutatis mutandis.

3. Upon expiration of the termination period, the terminating party will no longer be a party to the Pooling Agreement to the extent that it has terminated the Agreement with respect


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
         to all of its Pooled Shares. The Pooling Agreement will remain in force with respect to the remaining parties. If the termination is only with respect to a portion of a party's Pooled Shares, such party shall remain a member of the Pooling Agreement with respect to those Pooled Shares remaining in the pool.

4. If a party sells a total of over more than 50% of its Pooled Shares or if a party terminates this Agreement with respect to over 50% of its Pooled Shares, the remaining parties have the right by unanimous agreement to terminate this party's membership in the pool for cause.

5. The resolution of any disputes between the pool and one of the parties to the Agreement or between two parties to the Agreement concerning the Agreement, also concerning legal effectiveness of the Agreement or any portion thereof, shall be exclusively resolved by arbitration, excluding jurisdiction of regular courts; the competence, composition and procedures for such arbitration have been set forth by the parties in a separate document.

         Each new party joining the Pooling Agreement, whether receipt of the Pooled Shares resulted from a legal transfer during life or upon death, agrees to the arbitration set forth in the notarized document. This new party is obligated to sign and enter formally into the arbitration agreement.

                                    SECTION 8

                                  MISCELLANEOUS
                                  _____________

1. Professor Dr. h.c. Plattner has requested an exemption from the obligations set forth in Section 6, so with respect to Section 6, Professor Dr. h. c. Plattner is not bound. He may, however, elect to be bound by the obligations set forth in Section 6 by notifying the other parties in writing thereof. In addition, the parties agree to discuss amending Section 6, if necessary.

2. This Pooling Agreement contains all of the agreements between the parties concerning the Pooled Shares. There are no additional oral or written side agreements. Section 5, paragraph 3 and Section 4 remain unaffected.

3. Any changes to this Agreement must be made in writing. This also applies to any changes to this paragraph.

4. In the event that any of the provisions of this Agreement are held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the other portions hereof. The parties are obligated to replace any invalid provision with a valid provision which comes as close to the same economic effect as the invalid provision. The same applies in the event that there are any omissions to the Agreement.


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
5. The registration requirements of the German Securities Trading Act must be followed.

Walldorf, November 30, 1996

To the extent that this Agreement is signed on behalf of any party by a representative who also represents other parties to the Agreement, such representative is freed from the limitations of Section 181 of the German Civil Code.

______________________________
Dietmar Hopp

______________________________
Oliver Hopp, represented by Mr. Dietmar Hopp as evidenced by a notarized power-of-attorney dated January 12, 1996

______________________________
Dietmar Hopp Stiftung GmbH, represented by its Managing Director, Mr. Dietmar Hopp, who is authorized to act solely

______________________________
Professor Dr. h.c. Hasso Plattner

______________________________
Dr. h.c. Klaus Tschira

______________________________
Klaus Tschira Stiftung gGmbH, represented by its Managing Director Dr. h.c. Klaus Tschira, who is authorized to act solely

The foregoing is a true and accurate English translation.     June 22, 1998


                                              /s/  Prof. Dr. Henning Kagermann
                                           ------------------------------------
                                           Name:   Prof. Dr. Henning Kagermann
                                           Title:  Member of the Executive Board

                                              /s/ Dieter Matheis
                                           ------------------------------------
                                           Name:  Dieter Matheis
                                           Title: Principal Financial Officer



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